UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2008 (September 2, 2008)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W Loop 289,
Lubbock, TX 79414, USA
(Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

As previously reported, Xfone 018 Ltd., the Israeli-based majority-owned subsidiary of Xfone, Inc. (the “Registrant”) had been negotiating the acquisition of approximately 89% of the outstanding share capital of Robomatix Technologies Ltd. (“Robomatix”) owned by Tiv Taam Holdings 1 Ltd., an Israeli public company (“Tiv Taam”). Robomatix owns approximately 90% of the issued share capital of Tadiran Telecom Communication Services In Israel Ltd. (“Tadiran Telecom”), which is the general partner of Tadiran Telecom Communication Services In Israel – Limited Partnership (“Tadiran Telecom LP”), an Israeli entity dealing with the distribution, maintenance, assistance services and sale of switchboards for the business community in Israel.

The purpose of this Current Report on Form 8-K is to report that on September 2, 2008, Robomatix entered into an agreement with a third party to sell its holdings of common stock of Tadiran Telecom and its rights in Tadiran Telecom LP.  Accordingly, the negotiations between Xfone 018 and Tiv Taam have ceased.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2008	Xfone, Inc.
	By:	/s/ Guy Nissenson
Guy Nissenson President, Chief Executive Officer and Director